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KYOCERA MITA/PEERLESS Master Development Agreement	CONFIDENTIAL

MASTER DEVELOPMENT AGREEMENT

This Master Development Agreement (this “Agreement” or “MDA”) is entered into effective as of February 1, 2005 (the “Effective Date”) by and between Kyocera Mita Corporation, a Japanese corporation, (“KYOCERA MITA”) and Peerless Systems Corporation, a Delaware corporation (“PEERLESS”). Each of KYOCERA MITA and PEERLESS is sometimes referred to individually as a “Party” or collectively as the “Parties”.

This Agreement shall consist of this MDA one or more Project Addenda and the terms of the Memorandum of Understanding entered into as of February 1, 2005 by and between the Parties (the “MOU”), and the Non-Disclosure Agreement entered into as of February 21, 2005 by and between the Parties, as amended and restated (the “NDA”) which are hereby incorporated into this Agreement. All terms incorporated from the MOU that refer to the MOU shall be deemed to reference both the MOU and this Agreement. In the event of any conflict between the provisions of this Agreement and those of the MOU, the provisions of the MOU shall prevail except with respect to Section 7.2 of this MDA, which shall control over Section 5 of the MOU.

BOTH PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED HEREIN. Each Party represents and warrants that the person who signs this Agreement on its behalf is authorized to sign on its behalf. Each Party signs only for itself and not for any subsidiary or affiliate.

KYOCERA MITA CORPORATION By:	PEERLESS SYSTEMS CORPORATION By:
/S/ Katsumi Komaguchi (Authorized Signature)	/S/ Richard L. Roll (Authorized Signature)
Name: Katsumi Komaguchi	Name: Richard L. Roll
Title: President	Title: President and CEO
Date: April 10, 2007	Date: April 17, 2007

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1. Definitions

1.1 Acceptance Criteria.“Acceptance Criteria” means the criteria specified as Acceptance Criteria in an applicable Project Addendum that must be satisfied in order for a PEERLESS Deliverable to be accepted by KYOCERA MITA.

1.2 Bill of Materials.“Bill of Materials” means a document that lists all components, identified by their respective manufacturer’s part number, used in the assembly of a Printed Circuit Board Assembly.

1.3 Change Order. “Change Order” means a written amendment signed by KYOCERA MITA and PEERLESS

1.4 Confidential Information.“Confidential Information” shall have the meaning as set forth in the NDA.

1.5 Controller.“Controller” means a printer engine controller, including its associated Firmware, which shall perform the functions and support the engines described in a Project Addendum.

1.6 Derivative IP. “Derivative IP” shall have the meaning as set forth in Section 7.1 of the MOU

1.7 Firmware.“Firmware” means any software programs and/or data installed semi-permanently into devices or media such as read-only memory, random access memory, flash memory, and hard disk.

1.8 First Customer Shipment.“First Customer Shipment” shall mean shipment of a KYOCERA MITA product that includes a PEERLESS Deliverable to an affiliate, distributor or other customer for sale. First Customer shipment shall not include any disposition of a KYOCERA MITA product that includes a PEERLES Deliverable for development purposes, such as a prototype, or as may otherwise be mutually agreed upon between the Parties in the applicable PS-LSA.

1.9 IP. “IP” shall have the meaning as set forth in Section 7.3 of the MOU.

1.10 KYOCERA MITA Deliverables.“KYOCERA MITA Deliverables” means any materials provided by KYOCERA MITA to PEERLESS under the applicable Project Addendum, including without limitation KYOCERA MITA Provided Print Engines and Related Documentation.

1.11 KYOCERA MITA Provided Print Engines.“KYOCERA MITA Provided Print Engines” means any printer engines and associated accessories described in a Project Addendum that are provided to PEERLESS by KYOCERA MITA.

1.12 KYOCERA MITA Technology.“KYOCERA MITA Technology” means KYOCERA MITA IP and Derivative IP of KYOCERA MITA IP, as specified in Section 7 of the MOU, as well as all patents, utility models, patent and utility model applications, copyrights, software, trade secrets, scientific knowledge and technical information, including without limitation, all inventions, creations, know-how, developments, improvements, steps, processes, methods, data and any other intellectual property, whether patentable or copyrightable or not, which are controlled or owned by KYOCERA MITA. For the avoidance of doubt, KYOCERA MITA Technology shall exclude any PEERLESS Technology acquired by KYOCERA MITA after the Effective Date.

1.13 Licensed Products.“Licensed Products” means that portion of the PEERLESS Deliverables other than IP owned jointly by the parties, KYOCERA MITA Technology, or KYOCERA MITA Deliverables and the computer programs and other PEERLESS Technology identified in the applicable Project Addendum and to be licensed to KYOCERA MITA under the MTLA, as amended by the applicable PS-LSA.

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1.14 MMSA. “MMSA” means the Master Maintenance and Support Agreement between the Parties dated February 1, 2005.

1.15 Project Specific Licensed Software Addendum. “Project Specific Licensed Software Addendum” or “PS-LSA” means a written document expressly designated as a Licensed Software Addendum, that is an addendum to the MTLA, and under which PEERLESS is granting KYOCERA MITA rights to use, distribute, and otherwise commercialize and exploit the PEERLESS Deliverables as contemplated under the MOU. The PS-LSAs include and are limited to: [REDACTED].

1.16 Master Technology License Agreement.“Master Technology License Agreement” or “MTLA” means the Master Technology License Agreement between PEERLESS and KYOCERA MITA dated April 1, 1997.

1.17  PCBA Documentation Package.“PCBA Documentation Package” means a set of drawings that provides assembly instructions for a specific electronic assembly. Unless otherwise specified, PEERLESS-supplied PCBA Documentation Packages will be delivered in PEERLESS’ standard format. PCBA Documentation Package to be supplied by PEERLESS to KYOCERA MITA includes the following items:

(a) A PCBA drawing that indicates the approximate location of all components used on the PCBA; and

(b) A Bill of Materials that indicates a generic or PEERLESS part number and location reference for all components used on the PCBA.

1.18 PEERLESS Deliverables.“PEERLESS Deliverables” means the deliverables to be delivered by PEERLESS to KYOCERA MITA as specifically set forth in a Project Addendum.

1.19 PEERLESS Provided Materials.“PEERLESS Provided Materials” means any hardware, software or equipment provided by PEERLESS to KYOCERA MITA for test or evaluation, together within any documentation related to such hardware, software or equipment, all as specifically set forth on a Project Addendum.

1.20 PEERLESS Technology.“PEERLESS Technology” means PEERLESS IP and Derivative IP of PEERLESS IP, as specified in Section 7 of the MOU, as well as all patents, utility models, patent and utility model applications, copyrights, software, trade secrets, scientific knowledge and technical information, including without limitation, all inventions, creations, know-how, developments, improvements, steps, processes, methods, data and any other intellectual property, whether patentable or copyrightable or not, which are controlled or owned by PEERLESS. For the avoidance of doubt, Peerless Technology shall exclude any KYOCERA MITA Technology acquired by PEERLESS after the Effective Date.

1.21 Pre-Production.“Pre-Production” means a version of a PCBA, including but not limited to the Controller, which is in its final form. Pre-Production PCBA’s are intended to be complete and accurate representa-tions of the final PCBA to be released for manufacturing. Pre-Production PCBA’s will have full hardware functionality as specified by the Product Specification for the PCBA. A version of a PCBA that meets its specified Acceptance Criteria is deemed to be a Pre-Production PCBA.

1.22 Printed Circuit Board Assembly.“Printed Circuit Board Assembly” or “PCBA” means a fully assembled and tested electronic assembly that consists of a printed circuit board and the components specified by a Bill of Materials.

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1.23 Product Specification.“Product Specification” means a description of the features, functionality, performance, operation and possible configurations of a PEERLESS Deliverable as included as part of the Project Addendum.

1.24 Project.“Project” means each specific development work relating to one or more Peerless Deliverables to be performed hereunder by PEERLESS, as agreed in writing by KYOCERA MITA and PEERLESS and set forth in a Project Addendum.

1.25 Project Addendum.“Project Addendum” means a written document expressly designated as a Project Addendum with reasonable terms agreed to in good faith by both Parties which describes in detail the applicable Project. Either party may propose Project Addendums which shall be negotiated in good faith by the Parties, the terms and conditions of which shall be reasonable and based on the initial Project Addendums.

1.26 Project Schedule.“Project Schedule” means the development and delivery schedule for any Project as set forth in the applicable Project Addendum.

1.27 Related Documentation.“Related Documentation” means documentation and specifications relating to any KYOCERA MITA Provided Print Engine.

1.28  Semiconductor Chip.“Semiconductor Chip” means an integrated circuit or other electronic component containing a semiconductor as a base material.

1.29 Undefined Terms. Any undefined, capitalized terms used in this Agreement shall have the meanings ascribed to them in the MOU.

2. Scope and Responsibilities

2.1 Projects. During the term of this Agreement, KYOCERA MITA and PEERLESS will work together on each Project as set forth in a Project Addendum.

2.2 Deliverables. Each Project Addendum shall describe, among other things, the PEERLESS Deliverables and the KYOCERA MITA Deliverables, contain Product Specifications and Acceptance Criteria for the Peerless Deliverables, contain the Project Schedule and specify any additional fees, costs or expenses if applicable, all as mutually agreed to by the Parties. In the event that the Product Specifications are not finalized prior to execution of a Project Addendum, the Parties shall attach the then current version of what is referred to as the “design document”, “design notes”, or similar document to the Project Addendum. In such an event, “Specification Approval” shall be identified as a milestone on the Project Schedule of the Project Addendum, and the parties shall work together in good faith to prepare such Product Specifications. Such Product Specifications shall be finalized by and subject to the final approval of KYOCERA MITA consistent with what is commercially reasonable, what is within the technical capabilities of PEERLESS and the objectives of the MOU. Such approval shall take place no later than such milestone, and such document in the form approved shall be the final Product Specifications. Any changes thereafter to such final Product Specifications shall be subject to a Change Order.

2.3 Project Schedule and Reports. Each Party shall perform and shall deliver their respective deliverables in accordance with the Project Schedule.

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2.4 Loan and Support of Engines. KYOCERA MITA shall, at no charge to PEERLESS, lend PEERLESS for the entire development period of each Project the number of units of KYOCERA MITA Provided Printer Engines and Related Documentation set forth in the applicable Project Addendum, and PEERLESS may use and modify the KYOCERA MITA Provided Printer Engines and Related Documentation solely for benefit of KYOCERA MITA and shall not allow access to or use by any third party without the advance written permission of KYOCERA MITA. The KYOCERA MITA Provided Printer Engines and Related Documentation are and shall remain KYOCERA MITA’s property. PEERLESS shall use the KYOCERA MITA Provided Printer Engines only within PEERLESS’ facilities and shall not lend, sell, transfer, sublicense, encumber, pledge or assign the KYOCERA MITA Provided Printer Engines and Related Documentation provided hereunder. PEERLESS shall not move any KYOCERA MITA Engines or Related Documentation outside PEERLESS’ facilities without KYOCERA MITA’s express written consent. KYOCERA MITA shall supply such technical support (including repair service) for the KYOCERA MITA Provided Printer Engines as PEERLESS may require for its timely and successful completion of the Project. Within fifteen (15) calendar days after KYOCERA MITA’s written request, which may not be delivered prior to the later of (i) the expiration of PEERLESS’ warranty and support obligations for the applicable PEERLESS Deliverables or (ii) termination of the applicable Project Addendum, PEERLESS shall return to KYOCERA MITA all KYOCERA MITA Provided Printer Engines and Related Documentation for which such PEERLESS Deliverables were prepared. KYOCERA MITA shall pay all shipping, customs, insurance and similar costs of transportation for delivery of the KYOCERA MITA Engines and Related Documentation to PEERLESS and for return of the KYOCERA MITA Provided Printer Engines and Related Documentation to KYOCERA MITA. Except as provided in Section 8, risk of loss of the KYOCERA MITA provided Printer Engines or Related Documentation shall remain with KYOCERA MITA. PEERLESS further acknowledges and agrees that any and all printing samples of KYOCERA MITA Provided Engines shall be treated as KYOCERA MITA’s “Confidential Information”. PEERLESS shall use such practices to protect KYOCERA MITA materials as to the same extent that PEERLESS protects its own materials of a similar nature.

2.5 PEERLESS Provided Materials. PEERLESS shall, at no charge to KYOCERA MITA, provide KYOCERA MITA for the entire development period of each Project the PEERLESS Provided Materials set forth in the applicable Project Addendum for the purposes described in the Project Addendum. The PEERLESS Provided Materials are and shall remain PEERLESS’ property. KYOCERA MITA shall use the PEERLESS Provided Materials only within KYOCERA MITA’s facilities and shall not lend, transfer, sublicense, encumber, pledge or assign the PEERLESS Provided Materials provided hereunder. KYOCERA MITA shall not move any PEERLESS Provided Materials outside KYOCERA MITA’s facilities without PEERLESS’ express written consent. PEERLESS shall supply such technical support (including repair service) for the PEERLESS Provided Materials as KYOCERA MITA may require for its timely and successful completion of the Project. Within fifteen (15) calendar days after PEERLESS’ written request, KYOCERA MITA shall return to PEERLESS all PEERLESS Provided Materials. PEERLESS shall pay all shipping, customs, insurance and similar costs of transportation for delivery of the PEERLESS Provided Materials to KYOCERA MITA and for return of the PEERLESS Provided Materials to PEERLESS. Except as provided in Section 8, risk of loss of the PEERLESS Provided Materials shall remain with PEERLESS.

2.6 Final Production Models. KYOCERA MITA shall provide to PEERLESS, at no charge, the number of production models as set forth in each Project Addendum, to be used by PEERLESS solely for the benefit of KYOCERA MITA, and PEERLESS shall not allow access to or use by any third party, provided, however, that PEERLESS may internally use such production models solely for its internal end use or as otherwise mutually agreed upon in advance and in writing by the Parties.

2.7 Exclusive Use. Any KYOCERA MITA Technology provided to PEERLESS under this MDA shall only be used by PEERLESS in the development and support of a KYOCERA MITA Project and PEERLESS shall not allow access to or use by any third party of any KYOCERA MITA Technology. For the avoidance of doubt, nothing in this Agreement or otherwise shall restrict KYOCERA MITA’s right to provide any KYOCERA MITA Technology to a third party.

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2.8 Third Party Products. PEERLESS Deliverables shall not incorporate the software of any third party unless expressly provided in the applicable Project Addendum.

3. Acceptance Procedure

3.1 KYOCERA MITA Inspection. In each Project Addendum, KYOCERA MITA and PEERLESS shall mutually agree on the acceptance tests and acceptance testing procedures to determine whether the PEERLESS Deliverables meet the Acceptance Criteria. PEERLESS shall have the right to be present at all such acceptance tests. KYOCERA MITA will inspect PEERLESS Deliverables and notify PEERLESS in writing of its acceptance or rejection of such PEERLESS Deliverables in accordance with the applicable Acceptance Criteria within [REDACTED] calendar days of delivery or for any PEERLESS Deliverables delivered to KYOCERA MITA prior to the execution of this MDA, the later of (i) [REDACTED] calendar days after the delivery of such PEERLESS Deliverable or (ii) [REDACTED] calendar days after the execution of this MDA (either of the foregoing period, the “Acceptance Period”). If KYOCERA MITA fails to notify PEERLESS of its acceptance or rejection within the applicable Acceptance Period, KYOCERA MITA shall be deemed to have accepted the PEERLESS Deliverables.

3.2 Nonconformity Correction. If KYOCERA MITA in good faith determines that a PEERLESS Deliverable does not materially conform to the Acceptance Criteria, it will notify PEERLESS promptly of such nonconformance in writing, with sufficient specificity as to allow PEERLESS to attempt to remedy the alleged nonconformance. If PEERLESS is able to confirm the alleged nonconformance which it shall attempt to do in good faith, at its cost, PEERLESS shall correct and re-deliver the PEERLESS Deliverables (as corrected and re-delivered, the “Modified PEERLESS Deliverables”) to KYOCERA MITA within [REDACTED] calendar days following receipt of such written notice. KYOCERA MITA will inspect the Modified PEERLESS Deliverables and notify PEERLESS of its acceptance or rejection of such Modified PEERLESS Deliverables in accordance with the applicable Acceptance Criteria within [REDACTED] calendar days of delivery. If KYOCERA MITA fails to notify PEERLESS of its acceptance or rejection within the [REDACTED] period, KYOCERA MITA shall be deemed to have accepted the Modified PEERLESS Deliverables.

3.3 Nonconformity of Modified Deliverables. In the event that the Modified PEERLESS Deliverables do not reasonably conform to the Acceptance Criteria, KYOCERA MITA may, by notifying PEERLESS in writing of the ineffective correction of errors within the times set forth in Section 3.2 above, elect one of the following remedies:

[REDACTED].

3.4 Final Acceptance. Final acceptance of a PEERLESS Deliverable shall be deemed to occur upon the occurrence of any of the following:

(a) KYOCERA MITA’s written acceptance of such PEERLESS Deliverable pursuant to Sections 3.1 or 3.2;

(b) KYOCERA MITA’s failure to provide a written acceptance or statement of nonconformances within the time specified in Section 3.1 or 3.2;

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(c) Upon First Customer Shipment of a KYOCERA MITA product that includes such PEERLESS Deliverable.

4. Changes

4.1  Changes. No changes or other amendments to a Project Addendum, Product Specification, Project, PEERLESS Deliverable, Project Schedule, or Acceptance Criteria, will be made unless and until documented in a Change Order executed by both Parties.

4.2 Procedures for Change Order Review and Approval. Either Party, from time to time, may submit a proposed Change Order to the other Party. Either Party will consider the other Party’s proposed Change Order in good faith. A Change Order shall not modify a designated document unless it is approved by both Parties. Further, if a modification is approved by both Parties, it may require a schedule change.

5. Payment

5.1 Additional Services. If KYOCERA MITA requests any services that are beyond the scope of the MOU, KYOCERA MITA shall pay PEERLESS’ then current standard time and materials rates for such work. PEERLESS shall not undertake such additional work without KYOCERA MITA’s written authorization. PEERLESS will invoice KYOCERA MITA for such charges on a quarterly basis, and payment shall be due without offset within thirty (30) days of receipt of PEERLESS’ invoice.

5.2 Taxes. KYOCERA MITA shall be obligated to pay all applicable federal, state, local , foreign, value added tax, use tax and sales tax relating to the PEERLESS Deliverables or the services delivered to KYOCERA MITA, other than taxes owed by PEERLESS for its income derived hereunder.

5.3 General. KYOCERA MITA shall not offset payments hereunder. All amounts not paid in full when due shall accrue interest at a rate equal to twelve percent (12%) per annum until paid in full.

6. Ownership; Right of Use

6.1 Ownership. Ownership of the PEERLESS Technology, KYOCERA MITA Technology, Deliverables and other intellectual property shall be as set forth in the MOU.

6.2 Further Assurances. Each Party agrees to execute, or cause to be executed by its employees, agents, or subcontractors, whatever assignments of intellectual property rights and ancillary and confirmatory documents that may be required or appropriate so that title to the IP and Derivative IP shall be held as set forth in Section 7.3 of the MOU.

6.3 No Reverse Engineering. KYOCERA MITA agrees not to decompile, disassemble or otherwise attempt to reverse engineer any PEERLESS Technology. PEERLESS agrees not to decompile, disassemble or otherwise attempt to reverse engineer any KYOCERA MITA Technology.

6.4 Government Data Rights. The PEERLESS Deliverables are provided to KYOCERA MITA, and the KYOCERA MITA Deliverables are provided to PEERLESS with RESTRICTED RIGHTS with respect to distri-bu-tion or licensing to the United States of America, its agencies and/or instrumentalities (the “Government”). Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraphs (a) through (d) of the Commercial Computer Software Restricted Rights clause at FAR 52.22719, and subparagraph (c)(1)(ii) of the Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the parti-cular department or agency regulations or rules which provide PEERLESS or KYOCERA MITA protection equivalent to or greater than the above-cited clause. Under no circumstances shall PEERLESS or KYOCERA MITA be obligated to comply with any Governmental requirements regarding the submission of or the request for exemption from submission of cost or pricing data or cost accounting requirements.

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7. Warranties and Maintenance

7.1 No Warranties. EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 7, 14.6 AND 14.7 OF THIS MDA, NEITHER PARTY MAKES ANY WARRANTIES UNDER THIS MDA, THE MOU, THE PROJECT ADDENDA OR THE NDA AND HEREBY DISCLAIMS ALL WARRANTIES IN THE FOREGOING, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. For the sake of clarity, nothing in this Section 7.1 affects any warranties that may be made in any agreements between the parties other than this MDA, the MOU, the Project Addenda or the NDA with respect to the subject matter of any such agreements.

7.2 Maintenance. Section 5 of the MOU is hereby deleted in its entirety without renumbering any subsequent sections or paragraphs. PEERLESS shall provide KYOCERA MITA with maintenance and product support services according to the terms and conditions of the MMSA. It is further agreed that the terms of this MDA shall not, in any way, be construed by either Party to be applicable to maintenance and product support services.

7.3 Nonconformity of KYOCERA MITA Provided Printer Engines. To the extent that any KYOCERA MITA Provided Printer Engines or KYOCERA MITA Deliverables fail to substantially comply with their specifications and to the extent such failure causes PEERLESS to be unable to perform its obligations under this MDA, the MOU or a Project Addendum, (i) PEERLESS shall be excused from performing such obligation by a period of time equal to the period that such failure continues and such additional time as reasonable given the duration and nature of the non-compliance and (ii) the Parties will in good faith reschedule the activities that were affected by the supply of non-complying KYOCERA MITA Provided Printer Engines or KYOCERA MITA Deliverables.

8 Limitations of Liability and Exclusion of Damages

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF USE, LOST PROFITS OR LOSS OF DATA OR INFORMATION OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE MOU, THE PS-LSAs, THE MTLA (ONLY WITH RESPECT TO THE PS-LSAs), THE PROJECT ADDENDA, THE MMSA, OR THE NDA, WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. THIS EXCLUSION SHALL NOT LIMIT EITHER PARTY’S RIGHT TO BE INDEMNIFIED AS PROVIDED IN SECTION 9 OF THIS AGREEMENT.

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OTHER THAN FOR (1) INDEMNIFICATION UNDER SECTION 9, (2)LIQUIDATED DAMAGES UNDER SECTION 8.5 OF THE MOU, (3)ANY RECURRING LICENSE FEES OR SOURCE CODE FEES ACTUALLY DUE AND PAYABLE TO PEERLESS UNDER THE PS-LSAs BUT WHICH IN FACT HAVE NOT BEEN PAID, OR (4) ANY MAINTENANCE AND SUPPORT FEES OR TIME AND MATERIAL CHARGES ACTUALLY DUE AND PAYABLE TO PEERLESS UNDER THE MMSA BUT WHICH IN FACT HAVE NOT BEEN PAID, IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER ARISING OUT OF OR IN CONNECTION WITH THE MOU, THE PS-LSAs, THE MTLA (ONLY WITH RESPECT TO THE PS-LSAs), THIS MDA, THE PROJECT ADDENDA, THE MMSA AND THE NDA, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EXCEED U.S. [REDACTED].

For the sake of clarity, nothing in this Section 8 affects any remedies that may be available under any agreements between the parties other than this MDA, the MTLA (with respect to the PS-LSAs), the PS-LSAs, the MOU, the Project Addenda, MMSA or the NDA with respect to the subject matter of those agreements.

9.  Indemnification

9.1 Indemnification of PEERLESS. KYOCERA MITA shall indemnify, defend and hold harmless PEERLESS and its affiliates and the officers, directors, and employees of any of the foregoing, from and against any and all losses, liabilities, claims, obligations, costs, expenses (including reasonable attorneys’ fees) which result from, arise in connection with or are related in any way to claims by third parties arising out of or in connection with:

(a)	KYOCERA MITA’s negligence, willful misconduct or willful misrepresentation;

(b)	KYOCERA MITA’s violation of applicable laws;

(c)
any claims that any KYOCERA MITA Technology, KYOCERA MITA Deliverable and/or KYOCERA MITA Provided Print Engine infringes any copyright, patent or trade secret or other intellectual property or proprietary rights; and/or

(d)	any infringement claims to the extent that they are caused by or result from the matters described in Sections 9.2(i) through 9.2(iv).

KYOCERA MITA shall have no obligation under Section 9.1 or 9.3(b) with respect to any infringement claim to the extent that such infringement is caused by or results from (i) alteration or modification of the KYOCERA MITA Technology, KYOCERA MITA Deliverables and/or KYOCERA MITA Provided Print Engine by any party other than KYOCERA MITA, (ii) use of the KYOCERA MITA Technology, KYOCERA MITA Deliverables and/or KYOCERA MITA Provided Print Engine in a manner not authorized or intended by this Agreement or its documentation, or (iii) use of the KYOCERA MITA Technology, KYOCERA MITA Deliverables and/or KYOCERA MITA Provided Print Engine in combination with any product or service not intended or authorized by this Agreement, and/or (iv) any grant of license or other commercialization or exploitation by PEERLESS in connection with any jointly developed IP (as defined in the MOU).

9.2 Indemnification of KYOCERA MITA. PEERLESS shall indemnify, defend and hold harmless KYOCERA MITA and its affiliates, and the officers, directors, and employees of any of the foregoing, from and against any and all losses, liabilities, claims, obligations, costs, expenses (including reasonable attorneys’ fees) which result from, arise in connection with or are related in any way to claims by third parties arising out of or in connection with:

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(a)	PEERLESS’ negligence, willful misconduct or willful misrepresentation;

(b)	PEERLESS’ violation of applicable laws;

(c)	any claims that any PEERLESS Technology and/or PEERLESS Deliverable infringes any copyright, patent or trade secret or other intellectual property or proprietary rights;

(d)
any claims that PEERLESS provided any PEERLESS Provided Materials to KYOCERA MITA in violation of the terms of any agreement between PEERLESS and a third party or that the import, possession, use or other activities contemplated hereunder of such PEERLESS Provided Materials infringes any copyright, patent or trade secret or other intellectual property or proprietary rights; and/or

(e)	any infringement claims to the extent that they are caused by or result from matters described in Sections 9.1(i) through 9.1(iv).

PEERLESS shall have no obligation under Section 9.2 or 9.3(a) with respect to any infringement claim to the extent that such infringement is caused by or results from (i) alteration or modification of the PEERLESS Technology, PEERLESS Provided Materials and/or PEERLESS Deliverables by any party other than PEERLESS, (ii) use of the PEERLESS Technology, PEERLESS Provided Materials and/or PEERLESS Deliverables in a manner not authorized or intended by this Agreement or its documentation, and/or (iii) use of the PEERLESS Technology, PEERLESS Provided Materials and/or PEERLESS Deliverables in combination with any product or service not intended or authorized by this Agreement and/or (iv) any grant of license or other commercialization or exploitation by KYOCERA MITA in connection with any jointly developed IP (as defined in the MOU) other than in connection with KYOCERA MITA products covered by any license or sublicense from PEERLESS.

9.3 Remedies.

(a) If as a result of any claim of infringement of any copyright, patent or trade secret or other intellectual property or proprietary rights with respect to any PEERLESS Technology, PEERLESS Provided Materials and/or PEERLESS Deliverables KYOCERA MITA or its customers are enjoined from using such PEERLESS Technology, PEERLESS Provided Materials and/or PEERLESS Deliverables, or if PEERLESS in good faith reasonably believes that any portion of the PEERLESS Technology, PEERLESS Provided Materials and/or PEERLESS Deliverables is likely to become the subject of a claim of infringement, then, in addition to and not in lieu of its indemnification and other obligations under this MDA or otherwise, PEERLESS shall at its sole option and expense do one or more of the following: (i) procure for KYOCERA MITA the right to continue to use the PEERLESS Technology, PEERLESS Provided Material and/or PEERLESS Deliverable, (ii) modify the PEERLESS Technology, PEERLESS Provided Material and/or PEERLESS Deliverable so that it achieves the same functionality and performance, but is no longer infringing, or (iii) replace the PEERLESS Technology, PEERLESS Provided Material and/or PEERLESS Deliverable with an alternative technology that achieves substantially the same functionality and performance but is not infringing. At KYOCERA MITA’s sole option, the Parties will work cooperatively and in good faith to achieve the same form and fit of any Printed Circuit Board Assembly and/or Semiconductor Chip modified to make it non-infringing or, if achieving the same form and fit is not possible, to minimize the extent of modifications to the form and fit, to the extent reasonably possible.

(b) To the extent that any KYOCERA MITA Technology, KYOCERA MITA Deliverable and/or KYOCERA MITA Provided Print Engine is found to infringe and to the extent that such infringement causes PEERLESS to be unable to reasonably perform its obligations under this MDA or a Project Addendum (i) PEERLESS shall be excused from such obligation by a period of time equal to the period that such infringement continues and (ii) the Parties will in good faith, through a Change Order, reschedule the activities that were affected by the infringement and any changes to the specifications of the KYOCERA MITA Technology, KYOCERA MITA Deliverable and/or KYOCERA MITA Provided Print Engines. All of KYOCERA MITA’s payment obligations shall continue during any such period. Nothing in the Section shall require PEERLESS to extend the term of this Agreement or any Project Addendum.

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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9.4  Defense and Settlement. Upon receipt of written notice of a valid indemnification claim from the other Party, which notice shall be promptly provided, the indemnifying Party shall, at its own expense, defend or settle any claim, demand, action or proceeding and pay any final settlement or judgment, fines, and/or penalties against the indemnified Party. The indemnifying Party may, in its sole discretion, elect to control and direct the investigation, defense and settlement of each such claim. The indemnified Party shall provide the indemnifying Party, at the cost of the indemnifying Party, with such reasonable assistance and cooperation as indemnifying Party may reasonably request from time to time in connection with such defense. The terms of any settlement arising under this Section shall be subject to the reasonable approval of the indemnified Party.

9.5  Separate Counsel. The indemnified Party retains the right to employ independent counsel of its choice, at its expense, to participate in any legal action or proceedings.

9.6 Entire Indemnification Obligation. The Parties hereby agree and acknowledge that this Section 9 contains in its entirety the Parties’ indemnification obligations under this Agreement.

10. Proprietary Rights and Confidentiality

10.1 Proprietary Rights Notices. For each KYOCERA MITA product incorporating any PEERLESS Deliverables distributed to a customer, KYOCERA MITA agrees to affix the following notice to all hardcopy or, if no hardcopy, electronic copies of KYOCERA MITA product manuals:

COPYRIGHT [YEAR] PEERLESS SYSTEMS CORPORATION.

Such notices are not required on microchips or semiconductor chips containing the Deliverables. KYOCERA MITA shall not remove, obscure or modify any PEERLESS copyright, trademark or confidentiality notices or marks.

10.2 Obligations to Observe Confidentiality. The terms of the NDA shall govern each Party’s obligations to observe confidentiality of the other Party’s Confidential Information.

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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11. Training

PEERLESS shall make available for KYOCERA MITA at KYOCERA MITA’s request no less than five (5) days (or such other number of days agreed by the Parties) of training for not less than three (3) KYOCERA MITA employees (or such other number of employees agreed by the Parties) at PEERLESS’ El Segundo CA facility in the use of the Licensed Products for no additional consideration. The scheduling of such training shall be mutually agreed to in good faith between the Parties. KYOCERA MITA shall bear the expense of all out of pocket costs paid to third parties associated with such training, including but not limited to, meals, room and board, and travel expenses for KYOCERA MITA employees to attend such classes. KYOCERA MITA shall pay for any training, in addition to that indicated above, at PEERLESS’ then current rates for such training. This training shall be provided during the three (3) year term of the MOU, as such term may be extended or renewed. Time spent by PEERLESS providing training shall be applied against the 14,500 hours per calendar quarter of engineering services available under the MOU. For purposes of this Section 11, training shall include only training specifically identified and requested by KYOCERA MITA under this Section 11 and shall not include any joint development activities.

12. Term and Termination

12.1 Term. Upon execution, the term of this MDA shall run concurrently with the term of the MOU and be subject to any termination provision affecting the MOU.

12.2 Survival. Notwithstanding any other provision in this Agreement to the contrary, Sections 1 (to the extent necessary to interpret other Sections that survive), 2.4, 2.5, 2.6, 2.7, 3, 5.3, 6, 7.1, 7.2, 8, 9, 10, 12, 13, and 14 shall survive termination of the Agreement.

13. Export Controls

The Parties shall comply with any and all United States export regulations, rules or orders now in effect or that may be promulgated from time to time that govern or relate to any export of any PEERLESS Technology and PEERLESS Deliverables, including without limitation any KYOCERA MITA product incorporating any PEERLESS Deliverable or PEERLESS Technology. The Parties shall comply with any and all United States export regulations, rules or orders now in effect or that may be promulgated from time to time that govern or relate to any export of any PEERLESS Deliverables or PEERLESS Technology. The Parties shall comply with the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions and regulations of the U.S. Department of Commerce, the U.S. Department of Treasury and any other U.S. or non-U.S. agency or authority. The Parties shall not export or re-export or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement in violation of such law, restriction or regulation, including, without limitation, export or re-export to any country subject to U.S. trade embargoes, or any party on the U.S. Export Administration Table of Denial Orders or the U.S. Department of Treasury List of Specially Designated Nationals or to any prohibited destination in any of the County Groups specified in the then current Supplement Number 1 to part 740 of the Commerce Control List specified in the then current Supplement Number 1 to part 738 of the U.S. Export Administration Regulations or any successor supplement or regulations. KYOCERA MITA shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export or re-export of any KYOCERA MITA product incorporating any PEERLESS Deliverable or PEERLESS Technology to any location in compliance with all applicable laws and regulations, and PEERLESS shall provide KYOCERA MITA with reasonable assistance in such matters. If either Party is involved in a transaction that gives the other Party reason to suspect that any product, technology or information it obtains or learns pursuant to this Agreement will be exported, re-exported or diverted in violation of any such laws, restrictions or regulations (including, without limitation. knowledge of suspect end users, abnormal transaction circumstances, or any other Bureau of Export Administration “red flag” indicators), then that Party will take appropriate steps to terminate such transaction, notify the correct U.S. agency and give notice to the other Party.

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14. Miscellaneous

14.1 Notices. All notices or other communications required hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, by facsimile machine, or by a reputable courier service to the parties at the addresses set forth below, or at such other addresses as shall be designated in writing from time to time by either party to the other in accordance with this Section 14.1.

All notices to KYOCERA MITA shall be sent to:

Kyocera Mita Corporation	Tel: 81-3-3708-3846
Yohga Office
2-14-9 Tamagawadai	FAX: 81-3-3708-0423
Setagaya-ku
Tokyo 158-8610 Japan
Attention: General Manager: RD Division 6

All notices to PEERLESS shall be sent to:

Peerless Systems Corporation	Tel: (310)536-0058
2381 Rosecrans Avenue	FAX: (310)727-3623
El Segundo, CA 90245 USA	FAX: (310)297-3142
Attention: Vice President, Business Development

Such notice shall be effective: (i) on the fifth business day following deposit thereof in the mail (via first class air mail), (ii) on the second business day following any such deposit for express delivery, (iii) on the next business day if delivered or via facsimile and (iv) upon receipt if delivered personally.

14.2 Agreement. This Agreement, the Project Addenda, the MMSA, the NDA, the MOU, the PS-LSAs, the MTLA (with respect to LSA #6), and any third party software sublicense(s) entered into between the Parties constitute the entire understanding and agreement between PEERLESS and KYOCERA MITA with respect to the matters contemplated herein and supersede any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by authorized representatives of both PEERLESS and KYOCERA MITA. Except as specifically provided herein, no remedy available to either party hereunder or relating hereto shall be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

14.3 Force Majeure. Except for payment obligations, neither Party shall be responsible for delays or failures in performance hereunder to the extent that such party was hindered in its performance by any act of God, natural disasters, acts of war or terrorism, riots, labor dispute, or any other occurrence beyond its reasonable control.

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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14.4 Severability. If any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. Without limiting the foregoing, it is expressly understood and agreed that each and every provision of this Agreement which provides for a limitation of liability, disclaimer of warranties, indemnification of a party or exclusion of damages or other remedies is intended by the parties to be severable and indepen-dent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy hereunder is determined to have failed of its essential purpose, all limitations of liability and exclusions of damages or other remedies set forth herein shall remain in effect.

14.5 Intentional Risk Allocation. PEERLESS and KYOCERA MITA each acknowledges that the provisions of the Agreement were negotiated to reflect an informed voluntary allocation between them of all the risks, both known and unknown associated with the transactions associated with this Agreement. The disclaimers and limitations in this Agreement are intended to limit the circumstances of liability and the forms of relief available.

14.6 Representations and Warranties of KYOCERA MITA. KYOCERA MITA hereby represents and warrants as follows:

(a)	it has full corporate power and authority to execute and enter into this Agreement;

(b)	the consummation by KYOCERA MITA of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on behalf of KYOCERA MITA;

(c)
the execution and delivery of this Agreement by KYOCERA MITA, and the consummation of the transactions contemplated by this Agreement, do not conflict with or violate the charter documents or by-laws of KYOCERA MITA or any contract or agreement to which KYOCERA MITA is a party, by which KYOCERA MITA or any of its affiliates is bound, or to which any of KYOCERA MITA’s assets are subject or any applicable law or the order of any court or governmental authority.

14.7 Representations and Warranties of PEERLESS. PEERLESS hereby represents and warrants as follows:

(a)	it has full corporate power and authority to execute and enter into this Agreement;

(b)	the consummation by PEERLESS of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on behalf of PEERLESS;

(c)
the execution and delivery of this Agreement by PEERLESS, and the consummation of the transactions contemplated by this Agreement, do not conflict with or violate the charter documents or by-laws of PEERLESS or any contract or agreement to which PEERLESS is a party, by which PEERLESS or any of its affiliates is bound, or to which any of PEERLESS’ assets are subject or any applicable law or the order of any court or governmental authority.

14.8 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and the State of California applicable to contracts wholly executed and wholly to be performed therein, without giving effect to the conflict of law principles thereof. The parties agree that the International Regimes, including but not limited to the United Nations Convention on Contracts for the International Sale of Goods, and Supernational Regimes, including but not limited to NAFTA, shall not apply to this Agreement.

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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14.9 Contractors. KYOCERA MITA may contract with any person or entity (a “Contractor”) to exercise KYOCERA MITA’s rights and perform its obligations under this Agreement, solely for KYOCERA MITA’s benefit and account. If such Contractor is to exercise such rights or perform such obligations other than at a KYOCERA MITA Facility (as defined in a PS-LSA), such Contractor shall be subject to PEERLESS prior written approval. Any Contractor shall be bound by a written agreement with terms and conditions no less restrictive then this Agreement and the NDA. KYOCERA MITA shall cause Contractors to comply with this Agreement and the NDA, and shall be liable to PEERLESS for the acts and omissions of any Contractor or any breach of such agreements by such Contractor.

///End

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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Memorandum of Understanding
Dated February 1, 2005

(Attached)

SEE EXHIBIT 10.86 TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K
FILED WITH THE COMMISSION ON MAY 2, 2005

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Amended and Restated Non-Disclosure Agreement

Dated Effective February 1, 2005

(Attached)

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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AMENDED AND RESTATED NON-DISCLOSURE AGREEMENT

This Amended and Restated Non-Disclosure Agreement (this “Agreement”) is entered into by and between Kyocera Mita Corporation (hereinafter “KMC”) and Peerless Systems Corporation (hereinafter “Company”) on the 1st day of February, 2007 and made retroactively effective as of the 1st day of February, 2005 (“Effective Date”).

WHEREAS the parties would like to restate herein the terms and conditions to which each party previously had agreed as of the Effective Date and under which each party has disclosed and is willing to continue to disclose (each party in such capacity, the “disclosing party”) certain proprietary and confidential information regarding its business, including, without limitation, controllers, multifunction peripherals, printers, copiers, facsimiles, WiseCoreTM, software for any of the foregoing and technical information for any of the foregoing, to the other party (hereinafter referred to as “the receiving party”) as part of implementing and otherwise in connection with the Memorandum of Understanding, dated February 1, 2005 (the “MOU”), the Master Development Agreement, dated effective February 1, 2005 (the “MDA”), any Project Addenda (as such term is defined in the MDA) (each a “PA”), the Master Technology License Agreement, dated April 1, 1997 (“MTLA”), any Project Specific Licensed Software Addendum (as such term is defined in the MDA)) (each a “PS LSA”) and the Master Software and Support Agreement dated effective February 1, 2005 (the “MMSA”).

NOW THEREFORE, the parties agree as follows:

1.	Definition. Capitalized terms used in this Agreement will have the meanings set forth below or as defined elsewhere in this Agreement.

(a)
Confidential Information.“Confidential Information” means any and all technical and/or business information disclosed by the disclosing party or obtained by the receiving party either directly or indirectly in writing, orally, by drawings, by inspection of parts or equipment, by observation or otherwise provided or given by disclosing party including, but not limited to, any such information or materials disclosed, given or otherwise provided or to which access is provided by the disclosing party or otherwise obtained by the receiving party in connection with the MOU, the MDA, a PA, the MTLA, a PS LSA or the MMSA; provided, that if the Confidential Information is disclosed in writing, it shall be marked with a “confidential”, “proprietary”, or similar legend, and if the Confidential Information is disclosed orally or visually, it shall be designated as confidential at the time of disclosure and followed by a letter, within thirty (30) days of such disclosure, setting forth that such oral or visual disclosure is treated as Confidential Information. Confidential Information disclosed via networks such as E-mail shall be also marked with the above or similar legend at the time of disclosure. Notwithstanding anything contained herein to the contrary, this Agreement shall not apply to any Confidential Information provided or otherwise disclosed by either party pursuant to any license agreement covering Novell NEST products or Adobe Postscript3 products to the extent that the terms and conditions of this Agreement conflict with the terms and conditions of any such license agreements.

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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(b)
Affiliates.“Affiliate” as to a party means any entity in which such party: (a)(i) owns or controls directly or indirectly at least fifty percent (50%) of the outstanding stock or of the outstanding stock conferring the right to vote at general meetings; (ii) has the right, directly or indirectly, to elect the majority of the Board of Directors or its equivalent; or (iii) has the right directly or indirectly to appoint or remove the management; but such entity shall be deemed to be an Affiliate, only so long as such ownership or control exists or (b) any Affiliate of KMC as such term is defined in any PS LSA (including, without limitation, PS LSA #6).

2.
Confidentiality. The receiving party agrees to keep all Confidential Information secret and confidential. The receiving party shall not disclose the Confidential Information to any third party (except its and its Affiliates’ respective employees, consultants, attorneys, accountants, contractors and/or sublicensees who have reasonable need for access to such Confidential Information) without the prior written approval of the disclosing party. The receiving party shall maintain the Confidential Information with at least the same degree of care that the receiving party uses to protect its own similar categories of confidential and proprietary information, but no less than a reasonable degree of care under the circumstances. The receiving party shall not make any copies of the Confidential Information received from the disclosing party except as reasonably necessary. For any copies which are made, the receiving party shall not remove or obscure any legend affixed by the disclosing party indicating the confidential or proprietary nature of such Confidential Information.

3.	No Confidentiality. The receiving party shall not be liable to for the disclosure of any Confidential Information which is:

(a)	in the public domain other than by a breach of this Agreement in the part of the receiving party; or
(b)	rightfully received from a third party without any obligation of confidentiality; or
(c)	rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party; or
(d)	independently developed without reference to the disclosing party’s Confidential Information by or for the receiving party; or
(e)	generally made available to third parties by the disclosing party without restriction on disclosure; or
(f)	approved in writing by the disclosing party to disclose the Confidential Information.

4.	Non-Permitted Use. The receiving party shall not use the Confidential Information for any purposes except the purpose as indicated above.

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5.	Title. Title or the right to possess the Confidential Information between the parties shall remain in the disclosing party.

6.
Return of Confidential Information. All tangible materials containing the Confidential Information, including all copies thereof, will be promptly returned or destroyed by the receiving party within ten days after: (a) receipt of the disclosing party’s written request, or (b) the termination or conclusion of the business discussions or transactions between the parties. Upon request of the disclosing party, the receiving party will certify in writing that it has complied with the provision of this Section 6.

7.
Term. This Agreement shall become effective as of the Effective Date and shall continue to be effective with respect to Confidential Information provided or to which access is provided by the disclosing party or otherwise obtained by the receiving party in connection with each of the MOU, the MDA, a PA, the MMSA, the MTLA and/or a PS LSA during the term of and for a period of three (3) years following the term of each of the foregoing respectively (the “Term” for each of the foregoing respectively). Sections 1, 3, 6, 7 and 8 shall survive any expiration of the Term or termination of this Agreement.

8.	General.

(a)
No License. Except as otherwise expressly provided herein, the parties acknowledge and agree that nothing contained in this Agreement will be construed as granting any rights, by license or otherwise, express or implied, from either party to the other. The receiving party acknowledges that no intellectual property rights are acquired under this Agreement.

(b)
Non-Waiver. The failure to enforce any right resulting from any provision of this Agreement shall not be deemed a waiver of any right relating to a subsequent breach of such provision or of any other right hereunder.

(c)
Governing Law and Jurisdiction. This Agreement, and all transaction arising out of or relating to this Agreement, shall be governed by and construed in accordance with the laws of the United States of America. It is herewith agreed that any and all disputes arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of California.

(d)	Invalidity etc. If a court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the remaining provisions will remain in full force and effect.
(e)
Entire Agreement. This Agreement shall constitute the entire agreement, written or verbal, between the parties with respect to the disclosure(s) of the Confidential Information. This Agreement may not be amended except in writing signed by a duly authorized representative of the respective party. Any other agreements between the parties, including non-disclosure agreements, shall not be affected by this Agreement.

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(f)
Injunctive Relief. Each party acknowledges and agrees that the release of the Confidential Information in violation of this Agreement may cause irreparable harm for which the injured party might not be fully or adequately compensated by recovery of monetary damages alone. Accordingly, in addition to any other remedy available at law, the party harmed by breach of this Agreement shall be entitled to injunctive relief.

(g)
Attorney’s fees. If any action at law is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

(h)	Headings. The headings to sections or elsewhere in this Agreement are only for convenience of reference and shall not in any way affect the interpretation thereof.
(i)
Full power. Each party warrants that it has full power to enter into and perform this Agreement, and the person signing this Agreement on such party’s behalf has been duly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

KMC	Company

Kyocera Mita Corporation	Peerless Systems Corporation
2-28, 1-chome, Tamatsukuri,	2381 Rosecrans Avenue
Chuo-ku, Osaka, 540-8585	EI Segundo, California 90245
Japan	U.S.A.

KYOCERA MITA CORPORATION By:	PEERLESS SYSTEMS CORPORATION By:
/S/ Katsumi Konaguichi (Authorized Signature)	/S/ Richard L. Roll (Authorized Signature)
Name: Katsumi Konaguchi	Name: Richard L. Roll
Title: President	Title: President and CEO
Date: April 10, 2007	Date: April 17, 2007